Exhibit 99.1

Butterfly Network Reports Third Quarter 2021 Financial Results

Year-over-Year Revenue Growth of 44% Driven by Commercial Expansion

GUILFORD, Conn., and NEW YORK, November 15, 2021 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), an innovative digital health company that is working to democratize medical imaging and improve global health equity, today announced financial results for the quarter ended September 30, 2021, and provided a business update.

Third Quarter 2021 Highlights:

●	Reported revenue of $14.6 million for the quarter ended September 30, 2021, representing a 44.3% increase from $10.1 million in the third quarter of 2020.

●	Reported gross profit of negative $5.1 million and gross margin of negative 35%. In the third quarter, adjusted gross margin which excludes a non-recurring loss on purchase commitments, was 49.3%.

●	Appointed a new member to the Board of Directors and a Senior Vice President, Regulatory and Quality to support Butterfly’s growth strategy.

●	Added distributor partnerships in the Middle East, India, Pakistan, and Chile. The distributor partnership in Pakistan will focus on improving health outcomes for expectant mothers.

●	Announced an exclusive strategic partnership with Caption Health to enable earlier disease detection and management with AI-based guidance and diagnostics for enhanced cardiac assessment.

●	Launched Butterfly iQ+ Vet, expanded to 19 new vet markets, and added a large-scale partnership.

“Our journey to make Butterfly an indispensable, advanced assessment tool for better clinical decision making is well underway,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “As a young public company we continue to generate substantial year over year growth, demonstrate mounting market momentum, and are assured by consistent industry signals that our strategy is the right one. As we continue to invest in our foundation, bring new innovative solutions to market, and prove the differentiated clinical and economic value of Butterfly, we expect accelerated growth in 2022 and beyond.”

Third Quarter 2021 Financial Results

Third quarter revenue increased 44.3% to $14.6 million from $10.1 million in the third quarter of 2020. Product revenue increased 25.8% to $10.8 million from $8.6 million in the third quarter of 2020. Subscription revenue increased 149.2% to $3.8 million from $1.5 million in the third quarter of 2020.

Gross profit for the third quarter of 2021 was negative $5.1 million, compared to gross profit of a negative $69.3 million in the third quarter of 2020. Adjusted gross profit was $7.2 million for the third quarter of 2021, compared to an adjusted gross profit of negative $2.7 million in the third quarter of 2020.

Total gross margin for the quarter was negative 35%, compared to negative 683.3% in the third quarter of 2020. Adjusted gross margin was 49.3%, compared to a negative 26.3% in the third quarter of 2020. Adjusted gross margin excluded a $11.6 million non-recurring loss on purchase commitment related to an inventory supply agreement where the expected losses exceed the benefit of the contracts.

Operating expenses were $51.9 million, compared to $22.6 million in the third quarter of 2020, representing an increase of 129.7% primarily due to the build out of personnel and services to support growth initiatives and incremental expenses related to being a publicly traded company.

Net loss was approximately $13.6 million, compared to a net loss of $92.2 million during the third quarter of 2020. Adjusted EBITDA was a loss of $33.5 million during the third quarter of 2021, compared to a loss of $22.6 million in the third quarter of 2020.

Cash and cash equivalents and marketable securities were $468.4 million as of September 30, 2021.

A reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the three and nine months ended September 30, 2021 and 2020, is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

2021 Financial Guidance

●	Revenue is expected to be approximately $60 million to $62 million, or approximately 30% to 34% growth year-over-year.

●	Gross margin is expected to be approximately 28% to 30%. Adjusted gross margin is expected to be approximately 48% to 50%.

●	Net loss is expected to be approximately $(65) million to $(75) million. Adjusted EBITDA loss is expected to be approximately $(125) million to $(135) million.

Butterfly may incur charges, realize gains or losses, incur financing costs, or interest expense, or experience other events in 2021 that could cause actual results to vary materially from this guidance.

Conference Call

A conference call to review the third quarter 2021 financial results and provide a business update is scheduled for November 15, 2021, at 8:30 am Eastern Time. Interested parties may access the conference call by dialing (888) 440-4052 (U.S.) or (646) 960-0827 (Outside U.S.) and referencing Conference ID 9393576. Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Butterfly's website at Butterfly Network, Inc. - Events & Presentations - Events.

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011, Butterfly Network has created the world’s first handheld, single-probe whole-body ultrasound system using its patented Ultrasound-on-Chip™ semiconductor technology. Butterfly’s mission is to democratize medical imaging and contribute to the aspiration of global health equity, including for the 4.7 billion people around the world lacking access to ultrasound. Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ and Butterfly iQ+ Vet can be purchased today by healthcare practitioners and veterinarians, respectively, in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom. Butterfly iQ+ is a prescription device intended for trained and qualified healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit, and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Agnes Lee
650.677.9138
alee@butterflynetinc.com

Media
Holly Spring

media@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue:
Product	$10,848	$8,621	$33,455	$25,820
Subscription	3,773	1,514	10,123	4,777
Total revenue	$14,621	$10,135	$43,578	$30,597
Cost of revenue:
Loss on product purchase commitments	11,623	63,993	11,623	63,993
Product	7,584	14,619	21,090	35,266
Subscription	536	774	1,351	1,260
Total cost of revenue	$19,743	$79,386	$34,064	$100,519
Gross profit	$(5,122)	$(69,251)	$9,514	$(69,922)
Operating expenses:
Research and development	$21,654	$11,971	54,459	36,427
Sales and marketing	14,203	5,538	34,550	17,408
General and administrative	16,008	5,068	67,928	15,651
Total operating expenses	51,865	22,577	156,937	69,486
Loss from operations	$(56,987)	$(91,828)	$(147,423)	$(139,408)
Interest income	$893	$16	1,739	238
Interest expense	—	(300)	(645)	(418)
Change in fair value of warrant liabilities	42,958	—	130,528	—
Other income (expense), net	(428)	(84)	(1,320)	(183)
Loss before provision for income taxes	$(13,564)	$(92,196)	$(17,121)	$(139,771)
Provision for income taxes	(3)	12	72	32
Net loss and comprehensive loss	$(13,561)	$(92,208)	$(17,193)	$(139,803)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.07)	$(15.20)	$(0.10)	$(23.20)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	196,095,192	6,066,117	165,656,408	6,026,658

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$153,326	$60,206
Marketable securities	315,099	—
Accounts receivable, net	9,538	5,752
Inventories	23,820	25,805
Current portion of vendor advances	24,975	2,571
Prepaid expenses and other current assets	16,753	2,998
Total current assets	$543,511	$97,332
Property and equipment, net	9,368	6,870
Non-current portion of vendor advances	20,601	37,390
Other non-current assets	6,838	5,599
Total assets	$580,318	$147,191
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,017	$16,400
Deferred revenue, current	12,015	8,443
Accrued purchase commitments, current	5,329	22,890
Accrued expenses and other current liabilities	22,809	21,962
Total current liabilities	$45,170	$69,695
Deferred revenue, non-current	4,878	2,790
Convertible debt	—	49,528
Loan payable	—	4,366
Warrant liabilities	56,796	—
Accrued purchase commitments, non-current	14,200	19,660
Other non-current liabilities	8,013	2,146
Total liabilities	$129,057	$148,185
Commitments and contingencies (Note 16)
Convertible preferred stock:
Convertible preferred stock (Series A, B, C and D) $.0001 par value with an aggregate liquidation preference of $0 and $383,829 at September 30, 2021 and December 31, 2020, respectively; 0 and 107,197,118 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	360,937
Stockholders’ equity (deficit):
Class A common stock $.0001 par value; 600,000,000 and 116,289,600 shares authorized at September 30, 2021 and December 31, 2020, respectively; 170,573,310 and 6,593,291 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	17	1
Class B common stock $.0001 par value; 27,000,000 and 26,946,089 shares authorized at September 30, 2021 and December 31, 2020, respectively; 26,426,937 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	3	—
Additional paid-in capital	863,240	32,874
Accumulated deficit	(411,999)	(394,806)
Total stockholders’ equity (deficit)	$451,261	$(361,931)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$580,318	$147,191

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(17,193)	$(139,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,420	904
Non-cash interest expense on convertible debt	389	418
Write-down of inventories	582	6,923
Stock-based compensation expense	38,769	7,727
Change in fair value of warrant liabilities	(130,528)	—
Other	665	731
Changes in operating assets and liabilities:
Accounts receivable	(3,674)	(1,475)
Inventories	1,432	(12,426)
Prepaid expenses and other assets	(8,896)	(340)
Vendor advances	(5,615)	5,003
Accounts payable	(11,276)	3,236
Deferred revenue	5,660	2,662
Accrued purchase commitments	(23,021)	63,376
Accrued expenses and other liabilities	4,876	1,987
Net cash used in operating activities	$(146,410)	$(61,077)

Cash flows from investing activities:
Purchases of marketable securities	(1,018,095)	—
Sales of marketable securities	702,152	—
Purchases of property and equipment	(3,826)	(2,597)
Net cash used in investing activities	$(319,769)	$(2,597)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	19,314	391
Net proceeds from equity infusion from the Business Combination	548,403	—
Proceeds from loan payable	—	4,317
Proceeds from issuance of convertible debt	—	20,650
Payment of loan payable	(4,366)	—
Payments of debt issuance costs	(52)	—
Net cash provided by financing activities	$563,299	$25,358
Net (decrease) increase in cash, cash equivalents and restricted cash	$97,120	$(38,316)
Cash, cash equivalents and restricted cash, beginning of period	60,206	90,002
Cash, cash equivalents and restricted cash, end of period	$157,326	$51,686

Reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	$153,326	$51,686
Restricted cash	4,000	—
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$157,326	$51,686

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue	$14,621	$10,135	$43,578	$30,597
Cost of revenue	19,743	79,386	34,064	100,519
Gross profit	$(5,122)	$(69,251)	$9,514	$(69,922)

Gross margin	(35.0)%	(683.3)%	21.8%	(228.5)%

Add:
Depreciation and amortization	131	23	291	69
Warranty liability policy change	—	—	(560)	—
Loss on purchase commitments	11,623	63,993	11,623	63,993
Inventory write-downs	582	2,570	582	2,570
Adjusted gross profit	$7,214	$(2,665)	$21,450	$(3,290)

Adjusted gross margin	49.3%	(26.3)%	49.2%	(10.8)%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands)	2021	2020	2021	2020
Net loss	$(13,561)	$(92,208)	$(17,193)	$(139,803)
Interest income	(893)	(16)	(1,739)	(238)
Interest expense	—	300	645	418
Change in fair value of warrant liabilities	(42,958)	—	(130,528)	—
Other expense, net	428	84	1,320	183
Provision for income taxes	(3)	12	72	32
Stock based compensation	10,734	2,382	38,769	7,727
Depreciation and amortization	505	311	1,420	904
CEO transition costs	—	—	5,398	—
Warranty liability policy change	—	—	(560)	—
Transaction bonus	—	—	1,653	—
Loss on purchase commitments	11,623	63,993	11,623	63,993
Inventory write-downs	582	2,570	582	2,570
Adjusted EBITDA	$(33,543)	$(22,572)	$(88,538)	$(64,214)